Exhibit 1.1

UNDERWRITING AGREEMENT

February 28, 2017

Chevron Corporation

6001 Bollinger Canyon Road

San Ramon, California 94583

(925) 842-1000

Ladies and Gentlemen:

The underwriters listed on Schedule I hereto (the “Underwriters”), for whom Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the “Representatives”), understand that Chevron Corporation, a Delaware corporation (“Chevron”), proposes to issue and sell its 1.686% Notes Due 2019 in the aggregate principal amount of $550,000,000 (the “2019 Fixed Rate Notes”), its Floating Rate Notes Due 2019 in the aggregate principal amount of $450,000,000 (the “2019 Floating Rate Notes”), its 1.991% Notes Due 2020 in the aggregate principal amount of $600,000,000 (the “2020 Fixed Rate Notes”), its Floating Rate Notes Due 2020 in the aggregate principal amount of $400,000,000 (the “2020 Floating Rate Notes”), its 2.498% Notes Due 2022 in the aggregate principal amount of $700,000,000 (the “2022 Fixed Rate Notes”), its Floating Rate Notes Due 2022 in the aggregate principal amount of $300,000,000 (the “2022 Floating Rate Notes”) and its 2.895% Notes Due 2024 in the aggregate principal amount of $1,000,000,000 (the “2024 Fixed Rate Notes”, and together with the 2019 Fixed Rate Notes, the 2019 Floating Rate Notes, the 2020 Fixed Rate Notes, the 2020 Floating Rate Notes, the 2022 Fixed Rate Notes and the 2022 Floating Rate Notes, the “Notes”). Subject to the terms and conditions set forth or incorporated by reference herein, Chevron will sell, and each of the Underwriters will, severally but not jointly, purchase the principal amount of the 2019 Floating Rate Notes, the 2019 Fixed Rate Notes, the 2020 Floating Rate Notes, the 2020 Fixed Rate Notes, the 2022 Floating Rate Notes, the 2022 Fixed Rate Notes and the 2024 Fixed Rate Notes set forth opposite its name in Schedule I hereto, at a purchase price equal to 99.890% of the principal amount of the 2019 Fixed Rate Notes, 99.890% of the principal amount of the 2019 Floating Rate Notes, 99.860% of the principal amount of the 2020 Fixed Rate Notes, 99.860% of the principal amount of the 2020 Floating Rate Notes, 99.850% of the principal amount of the 2022 Fixed Rate Notes, 99.850% of the principal amount of the 2022 Floating Rate Notes and 99.830% of the principal amount of the 2024 Fixed Rate Notes, plus interest accrued thereon, if any, from March 3, 2017, in each case, to the date of payment therefor and delivery thereof.

On March 3, 2017, the Underwriters will pay for the Notes upon delivery and release thereof to The Depository Trust Company at 8:30 a.m. New York time by wire transfer of immediately available funds to Chevron, or at such other time, not later than March 10, 2017 as shall be jointly designated by the Underwriters and Chevron.

Each of the 2019 Fixed Rate Notes, the 2019 Floating Rate Notes, the 2020 Fixed Rate Notes, the 2020 Floating Rate Notes, the 2022 Fixed Rate Notes, the 2022 Floating Rate Notes and the 2024 Fixed Rate Notes shall have the terms set forth in the Indenture dated as of June 15, 1995 (the “Indenture”), as supplemented by the Ninth Supplemental Indenture dated as of March 3, 2017, each being between Chevron and Wells Fargo Bank, National Association, as Trustee (the “Ninth Supplemental Indenture”); the Prospectus dated August 5, 2015; the Preliminary Prospectus Supplement dated February 28, 2017; and the applicable Final Term Sheet attached hereto as Schedule II.

The Applicable Time for the purposes of this Underwriting Agreement shall be 6:30 p.m., New York time, on February 28, 2017.

Except as otherwise provided herein, the provisions contained in the document entitled “Chevron Corporation Debt Securities Underwriting Standard Provisions,” a copy of which is attached hereto, are incorporated herein.

In relation to each Member State of the European Economic Area (each, a “Member State”), each Underwriter hereby represents that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Notes to the public in that Member State other than: (a) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (b) to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offers; or (c) in any other circumstances falling within Article (3)(2) of the Prospectus Directive; provided that no such offer of the Notes shall require Chevron or any Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For purposes of this section, the expression an “offer of the Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU) and includes any relevant implementing measure in the Member State.

Each Underwriter hereby represents that, in connection with the distribution of the Notes, it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the Notes or any investments representing the Notes in circumstances in which Section 21(1) of the FSMA does not apply to Chevron and that it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Each Underwriter hereby represents that it has not offered or sold, and will not offer or sell, any Notes by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Underwriter hereby represents and agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Each Underwriter hereby agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its resale of the Notes in such jurisdictions. Each Underwriter understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Underwriter agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except in any such case with the prior express written consent of Chevron and of the Representatives and then only at its own risk and expense.

Please confirm your agreement by executing a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to the Undersigned.

This Underwriting Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature page follows]

Very truly yours,

BARCLAYS CAPITAL INC., CITIGROUP GLOBAL MARKETS INC., AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Representatives of the Underwriters

BARCLAYS CAPITAL INC.

By:	/s/ Gregory J. Hall
Name:	Gregory J. Hall
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Keith Harman
Name:	Keith Harman
Title:	Managing Director

Accepted:

CHEVRON CORPORATION

By:	/s/ Eric A. Benson
Name:	Eric A. Benson
Title:	Assistant Treasurer

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2019 Fixed Rate Notes	Principal Amount of 2019 Floating Rate Notes	Principal Amount of 2020 Fixed Rate Notes	Principal Amount of 2020 Floating Rate Notes	Principal Amount of 2022 Fixed Rate Notes	Principal Amount of 2022 Floating Rate Notes	Principal Amount of 2024 Fixed Rate Notes
Barclays Capital Inc.	$123,750,000	$101,250,000	$135,000,000	$90,000,000	$157,500,000	$67,500,000	$225,000,000
Citigroup Global Markets Inc.	$123,750,000	$101,250,000	$135,000,000	$90,000,000	$157,500,000	$67,500,000	$225,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$123,750,000	$101,250,000	$135,000,000	$90,000,000	$157,500,000	$67,500,000	$225,000,000
J.P. Morgan Securities LLC	$44,917,000	$36,750,000	$49,000,000	$32,667,000	$57,167,000	$24,500,000	$81,667,000
MUFG Securities Americas Inc.	$44,917,000	$36,750,000	$49,000,000	$32,667,000	$57,167,000	$24,500,000	$81,666,000
Wells Fargo Securities, LLC	$44,916,000	$36,750,000	$49,000,000	$32,666,000	$57,166,000	$24,500,000	$81,667,000
BNP Paribas Securities Corp.	$11,000,000	$9,000,000	$12,000,000	$8,000,000	$14,000,000	$6,000,000	$20,000,000
Goldman, Sachs & Co.	$11,000,000	$9,000,000	$12,000,000	$8,000,000	$14,000,000	$6,000,000	$20,000,000
HSBC Securities (USA) Inc.	$11,000,000	$9,000,000	$12,000,000	$8,000,000	$14,000,000	$6,000,000	$20,000,000
SMBC Nikko Securities America, Inc.	$11,000,000	$9,000,000	$12,000,000	$8,000,000	$14,000,000	$6,000,000	$20,000,000
Total	$550,000,000	$450,000,000	$600,000,000	$400,000,000	$700,000,000	$300,000,000	$1,000,000,000

SCHEDULE II

Final Term Sheet

1.686% Notes Due 2019

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$550,000,000

Maturity Date:	February 28, 2019

Coupon:	1.686%

Interest Payment Dates:	February 28 and August 28 of each year, commencing August 28, 2017

Benchmark Treasury:	1.125% due February 28, 2019

Benchmark Treasury Yield:	1.236%

Spread to Benchmark Treasury:	+45 bps

Yield to Maturity:	1.686%

Price to Public:	Per Note: 100.000%; Total: $550,000,000

Aggregate Net Proceeds (Before Expenses):	$549,395,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 10 bps

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BS8 / US166764BS85

Concurrent Debt Offerings:	The issuer is also offering $450,000,000 of its Floating Rate Notes Due 2019, $600,000,000 of its 1.991% Notes Due 2020, $400,000,000 of its Floating Rate Notes Due 2020, $700,000,000 of its 2.498% Notes Due 2022, $300,000,000 of its Floating Rate Notes Due 2022 and $1,000,000,000 of its 2.895% Notes Due 2024, for total additional net proceeds for such concurrent debt offerings of $3,444,905,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Final Term Sheet

Floating Rate Notes Due 2019

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$450,000,000

Maturity Date:	February 28, 2019

Interest Payment Dates:	February 28, May 28, August 28 and November 28 of each year, commencing May 28, 2017

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 9 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 9 bps, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100.000%; Total: $450,000,000

Aggregate Net Proceeds (Before Expenses):	$449,505,000

Redemption:	The Floating Rate Notes Due 2019 shall not be redeemable prior to their maturity

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BR0 / US166764BR03

Concurrent Debt Offerings:	The issuer is also offering $550,000,000 of its 1.686% Notes Due 2019, $600,000,000 of its 1.991% Notes Due 2020, $400,000,000 of its Floating Rate Notes Due 2020, $700,000,000 of its 2.498% Notes Due 2022, $300,000,000 of its Floating Rate Notes Due 2022 and $1,000,000,000 of its 2.895% Notes Due 2024, for total additional net proceeds for such concurrent debt offerings of $3,544,795,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Final Term Sheet

1.991% Notes Due 2020

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$600,000,000

Maturity Date:	March 3, 2020

Coupon:	1.991%

Interest Payment Dates:	March 3 and September 3 of each year, commencing September 3, 2017

Benchmark Treasury:	1.375% due February 15, 2020

Benchmark Treasury Yield:	1.491%

Spread to Benchmark Treasury:	+50 bps

Yield to Maturity:	1.991%

Price to Public:	Per Note: 100.000%; Total: $600,000,000

Aggregate Net Proceeds (Before Expenses):	$599,160,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 10 bps

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BP4 / US166764BP47

Concurrent Debt Offerings:	The issuer is also offering $550,000,000 of its 1.686% Notes Due 2019, $450,000,000 of its Floating Rate Notes Due 2019, $400,000,000 of its Floating Rate Notes Due 2020, $700,000,000 of its 2.498% Notes Due 2022, $300,000,000 of its Floating Rate Notes Due 2022 and $1,000,000,000 of its 2.895% Notes Due 2024, for total additional net proceeds for such concurrent debt offerings of $3,395,140,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Final Term Sheet

Floating Rate Notes Due 2020

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$400,000,000

Maturity Date:	March 3, 2020

Interest Payment Dates:	March 3, June 3, September 3 and December 3 of each year, commencing June 3, 2017

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 21 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 21 bps, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100.000%; Total: $400,000,000

Aggregate Net Proceeds (Before Expenses):	$399,440,000

Redemption:	The Floating Rate Notes Due 2020 shall not be redeemable prior to their maturity

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BQ2 / US166764BQ20

Concurrent Debt Offerings:	The issuer is also offering $550,000,000 of its 1.686% Notes Due 2019, $450,000,000 of its Floating Rate Notes Due 2019, $600,000,000 of its 1.991% Notes Due 2020, $700,000,000 of its 2.498% Notes Due 2022, $300,000,000 of its Floating Rate Notes Due 2022 and $1,000,000,000 of its 2.895% Notes Due 2024, for total additional net proceeds for such concurrent debt offerings of $3,594,860,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Final Term Sheet

2.498% Notes Due 2022

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$700,000,000

Maturity Date:	March 3, 2022

Coupon:	2.498%

Interest Payment Dates:	March 3 and September 3 of each year, commencing September 3, 2017

Benchmark Treasury:	1.875% due February 28, 2022

Benchmark Treasury Yield:	1.898%

Spread to Benchmark Treasury:	+60 bps

Yield to Maturity:	2.498%

Price to Public:	Per Note: 100.000%; Total: $700,000,000

Aggregate Net Proceeds (Before Expenses):	$698,950,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 10 bps Par call: On or after February 3, 2022

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BN9 / US166764BN98

Concurrent Debt Offerings:	The issuer is also offering $550,000,000 of its 1.686% Notes Due 2019, $450,000,000 of its Floating Rate Notes Due 2019, $600,000,000 of its 1.991% Notes Due 2020, $400,000,000 of its Floating Rate Notes Due 2020, $300,000,000 of its Floating Rate Notes Due 2022 and $1,000,000,000 of its 2.895% Notes Due 2024, for total additional net proceeds for such concurrent debt offerings of $3,295,350,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Final Term Sheet

Floating Rate Notes Due 2022

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$300,000,000

Maturity Date:	March 3, 2022

Interest Payment Dates:	March 3, June 3, September 3 and December 3 of each year, commencing June 3, 2017

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 48 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 48 bps, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100.000%; Total: $300,000,000

Aggregate Net Proceeds (Before Expenses):	$299,550,000

Redemption:	The Floating Rate Notes Due 2022 shall not be redeemable prior to their maturity

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BM1 / US166764BM16

Concurrent Debt Offerings:	The issuer is also offering $550,000,000 of its 1.686% Notes Due 2019, $450,000,000 of its Floating Rate Notes Due 2019, $600,000,000 of its 1.991% Notes Due 2020, $400,000,000 of its Floating Rate Notes Due 2020, $700,000,000 of its 2.498% Notes Due 2022 and $1,000,000,000 of its 2.895% Notes Due 2024, for total additional net proceeds for such concurrent debt offerings of $3,694,750,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Final Term Sheet

2.895% Notes Due 2024

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,000,000,000

Maturity Date:	March 3, 2024

Coupon:	2.895%

Interest Payment Dates:	March 3 and September 3 of each year, commencing September 3, 2017

Benchmark Treasury:	2.125% due February 29, 2024

Benchmark Treasury Yield:	2.195%

Spread to Benchmark Treasury:	+70 bps

Yield to Maturity:	2.895%

Price to Public:	Per Note: 100.000%; Total: $1,000,000,000

Aggregate Net Proceeds (Before Expenses):	$998,300,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 15 bps Par call: On or after January 3, 2024

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BT6 / US166764BT68

Concurrent Debt Offerings:	The issuer is also offering $550,000,000 of its 1.686% Notes Due 2019, $450,000,000 of its Floating Rate Notes Due 2019, $600,000,000 of its 1.991% Notes Due 2020, $400,000,000 of its Floating Rate Notes Due 2020, $700,000,000 of its 2.498% Notes Due 2022 and $300,000,000 of its Floating Rate Notes Due 2022, for total additional net proceeds for such concurrent debt offerings of $2,996,000,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

CHEVRON CORPORATION

DEBT SECURITIES

UNDERWRITING AGREEMENT STANDARD PROVISIONS

From time to time, Chevron Corporation, a Delaware corporation (“Chevron”), may enter into one or more underwriting agreements that provide for the sale of certain debt securities (the “Securities”), to the purchaser or purchasers named therein (collectively, the “Underwriters”). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (the “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this “Agreement.” Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. Capitalized terms not otherwise defined in this Agreement shall have the respective meanings given them in the Indenture (as hereinafter defined).

The terms governing the issuance and sale of any particular series of Securities shall be as provided in the applicable Underwriting Agreement (with respect to each Underwriting Agreement, such series of Securities are herein referred to as the “Designated Securities”) and in the Indenture (the “Indenture”) dated as of June 15, 1995, as supplemented by the Ninth Supplemental Indenture dated as of March 3, 2017, as applicable, each being between Chevron and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

Section 1. Issuance of Designated Securities. Sales of the Designated Securities may be made from time to time to the Underwriters of the Designated Securities. Any firm or firms designated as the representative or representatives, as the case may be, of the Underwriters of the Designated Securities in the Underwriting Agreement relating thereto will act as the representative or representatives (collectively, the “Representatives”). The obligation of Chevron to issue and sell any of the Designated Securities and the obligation of any Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. Each Underwriting Agreement shall incorporate by reference a final term sheet (the “Final Term Sheet”), which shall specify the final terms of the Designated Securities, including as applicable the aggregate principal amount of the Designated Securities, the public offering price of the Designated Securities, the purchase price to the Underwriters of the Designated Securities, the names of the Underwriters of the Designated Securities, the names of the Representatives, if any, of such Underwriters, the principal amount of the Designated Securities to be purchased by each Underwriter and the terms of any Delayed Delivery Contract (as hereinafter defined), the date, time and manner of delivery of the Designated Securities and payment therefor and, to the extent not set forth in the Registration Statement or a Preliminary Prospectus (each as hereinafter defined) with respect thereto, the general terms of the Designated Securities. An Underwriting Agreement shall be in writing (which may be in counterparts), and may be evidenced by an exchange of facsimile transmissions or any other transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under each Underwriting Agreement shall be several and not joint.

If Chevron agrees, the Underwriters may solicit offers to purchase the Designated Securities pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) in a form agreed upon by Chevron. The Underwriters shall be paid their specified commission for Delayed Delivery Contracts upon the full performance of the Delayed Delivery Contracts. If the Delayed Delivery Contracts are invalid or are not fully performed, then the Underwriters shall not be entitled to any compensation for their efforts in securing such Delayed Delivery Contracts.

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If the Delayed Delivery Contracts are executed, valid and fully performed, the Designated Securities delivered pursuant to them shall be deducted from the Designated Securities to be purchased by the Underwriters and the aggregate principal amount of Designated Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Designated Securities set forth opposite each Underwriter’s name in the Underwriting Agreement, except to the extent that the Underwriters or the Representatives, as the case may be, determine that such reduction shall be otherwise than in such proportion and so advise Chevron in writing; provided, however, that the total principal amount of securities to be purchased by all Underwriters shall be the aggregate principal amount set forth in the appropriate schedule thereto, less the aggregate principal amount of Designated Securities to be delivered pursuant to the delayed delivery provisions.

Section 2. Representations and Covenants. Chevron represents to, and covenants with, each Underwriter that:

(a)    A registration statement on Form S-3 (Registration No. 333-206095), including a prospectus (the “Base Prospectus”) relating to the Securities, has been filed with the Securities and Exchange Commission (the “Commission”) in accordance with applicable regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), and has become effective under the Act. Such registration statement, as amended as of the Applicable Time specified in the Underwriting Agreement (the “Applicable Time”) and including any prospectus supplement relating to the Designated Securities filed with the Commission pursuant to Rule 424 under the Act and deemed to be part of such registration statement pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement.” The Base Prospectus, as supplemented by a prospectus supplement to reflect the final terms of the Designated Securities and the offering thereof, as filed with the Commission pursuant to Rule 424 under the Act, is hereinafter referred to as the “Final Prospectus.” The Base Prospectus, as supplemented by any preliminary prospectus supplement to the Base Prospectus which describes the Designated Securities and the offering thereof and is used prior to the Applicable Time, as filed with the Commission pursuant to Rule 424 under the Act, is hereinafter referred to as a “Preliminary Prospectus.” The Base Prospectus, as supplemented and amended as of the Applicable Time, including without limitation by the Final Term Sheet and the Preliminary Prospectus (if any) used most recently prior to the Applicable Time, is hereinafter referred to as the “Pricing Disclosure Package.” Any reference herein to the Registration Statement, the Base Prospectus, a Preliminary Prospectus, the Pricing Disclosure Package or the Final Prospectus shall be deemed to refer to and include the documents which were filed by Chevron on or prior to the date thereof under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, excluding any documents or portions of such documents which are deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference therein; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a Preliminary Prospectus, the Pricing Disclosure Package or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date thereof. The term “Effective Date” means with respect to any part of the Registration Statement the date such part becomes effective under the Act.

(b)    The Registration Statement conforms, each part of the Registration Statement relating to the Designated Securities (as of its Effective Date) conformed, the Final Prospectus (as of its date and the Closing Date) will conform, and any amendments thereof and supplements thereto relating to the Designated Securities (as of their respective dates) will conform, in all material respects, to the requirements of the Act and

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the rules and regulations of the Commission thereunder; each document filed pursuant to the Exchange Act and incorporated by reference in the Final Prospectus complied when so filed as to form with the Exchange Act and the rules and regulations thereunder; the Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder; the Registration Statement does not, and each part of the Registration Statement relating to the Designated Securities (as of its Effective Date) did not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Pricing Disclosure Package (as of the Applicable Time) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus (as of its date and the Closing Date) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Chevron makes no representations as to (i) that part of the Registration Statement which shall constitute the Trustee’s Statement of Eligibility and Qualifications (Form T-1) under the Trust Indenture Act or (ii) any statements or omissions in any such document made in reliance upon and in conformity with information furnished to Chevron by or on behalf of any Underwriter for use in connection with the preparation of such document.

(c)    As of (i) the time the Registration Statement was filed; (ii) the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus); and (iii) the time Chevron or any person acting on its behalf (within the meaning, for purposes of this clause only, of Rule 163) made any offer of the Designated Securities in reliance on Rule 163, Chevron was a “well-known seasoned issuer,” as such term is defined in Rule 405.

(d)    As of the earliest time after the filing of the Registration Statement at which Chevron or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of any Designated Securities, Chevron was not an “ineligible issuer,” as such term is defined in Rule 405.

(e)    Other than the Final Term Sheet, without the prior written consent of the Underwriters or the Representatives, as the case may be, it has not made and will not make any offer relating to the Designated Securities that (i) would constitute an “issuer free writing prospectus,” as such term is defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) or (ii) would otherwise constitute a “free writing prospectus” as such term is defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”).

(f)    Neither the Final Term Sheet nor any other Issuer Free Writing Prospectus includes any information that conflicts with any information contained in the Registration Statement (other than information that otherwise has been superseded or modified); provided, however, that the foregoing shall not apply to (i) any statements or omissions in any such document made in reliance upon and in conformity with information furnished to Chevron by or on behalf of any Underwriter for use in connection with the preparation of such document or (ii) any free writing prospectus issued by an Underwriter in violation of Section 5(a).

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Section 3. Delivery and Payment. Delivery of and payment for the Designated Securities (except for Designated Securities to be delivered under Delayed Delivery Contracts) shall be made at the place, on the date and at the time specified in the Underwriting Agreement (the “Closing Date”), which Closing Date may be postponed by agreement between the Underwriters or the Representatives, as the case may be, and Chevron. Delivery of the Designated Securities shall be made to the Underwriters or, if appropriate, the Representatives for the respective accounts of the Underwriters, in either case, against payment by the Underwriters directly or through the Representatives of the purchase price thereof to or upon the order of Chevron by either wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House funds, unless otherwise agreed in the Underwriting Agreement. Unless issued in Global Form, certificates for the Designated Securities shall be registered in such names and in such denominations as the Underwriters or, if appropriate, the Representatives, may request in writing not less than three full business days in advance of the Closing Date. If issued as Global Securities, the Designated Securities shall be issued in the form and registered to the Depository or its order, all as provided in the Indenture.

If so requested by the Underwriters or the Representatives, as the case may be, Chevron agrees to have the Designated Securities available for inspection, checking and packaging in New York, New York, at least one business day prior to the Closing Date.

Section 4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Designated Securities for sale to the public upon the terms and conditions set forth in the Pricing Disclosure Package.

Section 5. Agreements. Chevron and the Underwriters agree that:

(a)    Chevron will cause the Final Term Sheet to be filed pursuant to Rule 433 under the Act. Each Underwriter, severally and not jointly, agrees that without the prior written consent of Chevron it will not make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as such term is defined in Rule 405) required to be filed by Chevron with the Commission or retained by Chevron under Rule 433, other than the Final Term Sheet.

(b)    Chevron will cause the Final Prospectus to be filed pursuant to Rule 424 under the Act and will promptly advise the Underwriters or the Representatives, as the case may be, when the Final Prospectus has been so filed, and prior to the termination of the offering of the Designated Securities will promptly advise such Underwriters or Representatives (i) when any amendment to the Registration Statement has become effective or any further supplement to the Final Prospectus has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any notice objecting to the use of the Registration Statement; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by Chevron of any notification with respect to the suspension of the qualification of the Designated Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Chevron will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. Chevron will not file any amendment to the Registration Statement or supplement to the prospectus relating to the Designated Securities unless it has furnished the Underwriters or the Representatives, as the case may be, a copy prior to filing and will not file any such proposed amendment or supplement to which such Underwriters or Representatives reasonably object.

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(c)    If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424, any event occurs as a result of which the Pricing Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, Chevron will promptly notify the Underwriters or the Representatives, as the case may be. If, at any time when a prospectus relating to the Designated Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or any other applicable securities law, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, Chevron will promptly notify the Underwriters or the Representatives, as the case may be, and will promptly prepare and file with the Commission, subject to paragraph (b) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(d)    Chevron will make generally available to its security holders and to the Underwriters or the Representatives, as the case may be, as soon as reasonably practicable, an earnings statement (which need not be audited) of Chevron and its consolidated subsidiaries, covering a twelve-month period beginning after the date of the Underwriting Agreement, which will satisfy the provisions of Section 11(a) of the Act (including Rule 158 thereunder).

(e)    Chevron will furnish to the Underwriters or the Representatives, as the case may be, and counsel for such Underwriters or Representatives copies of the Registration Statement (including, if requested, the exhibits thereto and the documents incorporated by reference in the Final Prospectus) and each amendment or supplement thereto relating to the Designated Securities which is thereafter filed pursuant to paragraph (a), (b) or (c) of this Section 5 and to each Underwriter, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or any other applicable securities law, as many copies of the Base Prospectus, any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and any amendments thereof and supplements thereto, in each case relating to the Designated Securities, as such Underwriters may reasonably request.

(f)    Chevron will pay (i) all expenses incurred by it in the performance of its obligations under this Agreement (including without limitation any Commission filing fees due pursuant to Rule 456(b)), (ii) reasonable fees charged for rating the Designated Securities and for preparing a Blue Sky and Legal Investment Memorandum with respect to the sale of the Designated Securities and (iii) the expenses of printing or otherwise producing and delivering the Designated Securities, the documents specified in paragraph (e) of this Section 5 and any Blue Sky and Legal Investment Memorandum.

(g)    Chevron will use its best efforts to arrange and pay for the qualification of the Designated Securities for sale under the laws of such jurisdictions as the Underwriters or the Representatives, as the case may be, may designate and to maintain such qualifications in effect so long as required for the distribution of the Designated Securities; provided, however, that Chevron shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

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(h)    If the sale of the Designated Securities provided for in an Underwriting Agreement is not consummated by reason of any failure, refusal or inability on the part of Chevron to perform any agreement on its part to be performed (except for any failure so to perform on the part of Chevron engendered by a failure, refusal or inability on the part of the Underwriters or any Representatives to perform any agreement on their part to be performed) or the failure of any condition set forth in Section 6, Chevron will reimburse the several Underwriters who are named in such Underwriting Agreement for all reasonable out-of-pocket disbursements incurred by the Underwriters in connection with their investigation, marketing and preparing to market the Designated Securities, and upon such reimbursement Chevron shall have no further liability to the Underwriters except as provided in Section 7.

(i)    During the period beginning on the date of this Agreement and terminating on the earlier of (i) the Closing Date or (ii) the date of the termination of trading restrictions, if any, with respect to the Designated Securities imposed by any Agreement Among Underwriters, Chevron will not offer, sell, contract to sell or otherwise dispose of any debt securities of Chevron substantially similar to the Designated Securities covered by this Agreement, without the prior written consent of such Underwriters or Representatives.

(j)    If a letter delivered to the Underwriters or the Representatives pursuant to paragraph (e) of Section 6 of this Agreement has attached thereto a copy of unaudited interim financial statements for a period ending after the latest financial statements included in the Registration Statement, and if such financial statements have not been publicly disclosed, such Underwriters or Representatives shall keep such attachment in strict confidence and not furnish such attachment to any other Underwriter or to any other person; provided, however, that if an action of the kind referred to in paragraph (a) of Section 7 of this Agreement is commenced against any person who may be entitled to indemnification or contribution under such section, the Underwriters or Representatives may furnish a copy of such attachment to each of the other Underwriters.

Section 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Designated Securities shall be subject to the accuracy of the representations on the part of Chevron contained herein as of the date hereof and the Closing Date, to the performance by Chevron of its obligations hereunder and to the following additional conditions:

(a)    No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or threatened as of the Closing Date and no notice objecting to the use of the Registration Statement shall have been issued by the Commission;

(b)    Pillsbury Winthrop Shaw Pittman LLP, counsel for Chevron, shall have furnished to the Underwriters or the Representatives, as the case may be, their opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit A;

(c)    The Underwriters or the Representatives, as the case may be, shall have received from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to such matters as such Underwriters or Representatives may reasonably require;

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(d)    Chevron shall have furnished to the Underwriters or the Representatives, as the case may be, a certificate, dated the Closing Date, of Chevron, signed by one or more officers of Chevron, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and this Agreement and that:

(1)    The representations of Chevron in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Chevron has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(2)    No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or, to his or her knowledge, threatened as of such date and the Commission has not issued any notice objecting to the use of the Registration Statement; and

(3)    Since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition (financial or otherwise) of Chevron and its consolidated subsidiaries, taken as a whole, nor any material increase in the debt of Chevron Corporation and its consolidated subsidiaries, except as set forth in or contemplated by the Pricing Disclosure Package and the Final Prospectus or as described in the certificate.

(e)    The Underwriters or the Representatives, as the case may be, shall have received from PricewaterhouseCoopers LLP a letter, dated the Closing Date, which letter shall be in form as may be agreed upon among such Underwriters or Representatives, Chevron and PricewaterhouseCoopers LLP, and shall cover such matters as may be reasonably requested by such Underwriters or Representatives.

(f)    Prior to the Closing Date, Chevron shall have furnished to the Underwriters or the Representatives, as the case may be, such further information, certificates and documents as they may reasonably request.

(g)    Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of Chevron and its subsidiaries considered as a whole which the Underwriters or the Representatives, as the case may be, conclude, in their judgment, after consultation with Chevron, materially impairs the investment quality of the Designated Securities so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Designated Securities as contemplated by the Final Prospectus.

Section 7. Indemnification and Contribution.

(a)    Chevron agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material

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fact contained in the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, in each case relating to the Designated Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them, as so incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Chevron will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to Chevron by or on behalf of any Underwriter through the Underwriters or the Representatives, as the case may be, for use in connection with the preparation thereof or (ii) any free writing prospectus issued by an underwriter in violation of Section 5(a). This indemnity agreement will be in addition to any liability which Chevron may otherwise have.

(b)    Each Underwriter severally agrees to indemnify and hold harmless Chevron, each of its directors, each of its officers who signs the Registration Statement, and each person who controls Chevron within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from Chevron to each Underwriter, but only with reference to (i) information furnished in writing to Chevron by or on behalf of such Underwriter directly or through the Underwriters or the Representatives, as the case may be, for use in the preparation of the documents referred to in the foregoing indemnity and (ii) any free writing prospectus issued by an Underwriter in violation of Section 5(a). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the representatives representing the

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indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d)    In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from Chevron or the Underwriters on grounds of policy or otherwise, Chevron and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which Chevron or one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Final Prospectus bears to the public offering price appearing thereon and Chevron is responsible for the balance; provided that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Designated Securities) be responsible for any amount in excess of the underwriting discount applicable to the Designated Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls Chevron within the meaning of either the Act or the Exchange Act, each officer of Chevron who shall have signed the Registration Statement and each director of Chevron shall have the same rights to contribution as Chevron, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify in writing such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

Section 8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters or the Representatives, as the case may be, by written notice given to Chevron prior to delivery of and payment for the Designated Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of such Underwriters or Representatives, impracticable to market the Designated Securities.

Section 9. Representations and Indemnities to Survive. The respective agreements, representations, indemnities and other statements of Chevron, or its officers and of the Underwriters and/or any Representatives set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, Chevron or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(f) and 7 hereof shall survive the termination or cancellation of this Agreement.

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Section 10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any Designated Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Designated Securities set forth opposite their names in the appropriate schedule of the Underwriting Agreement bears to the aggregate amount of Designated Securities set forth opposite the names of all the remaining Underwriters) the Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the amount of Designated Securities set forth in the appropriate schedule of the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Designated Securities, and if such nondefaulting Underwriters do not purchase all the Designated Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or Chevron. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters or the Representatives, as the case may be, shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to Chevron and any nondefaulting Underwriter for damages occasioned by its default hereunder.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

Section 12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

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EXHIBIT A

[FORM OF PILLSBURY WINTHROP SHAW PITTMAN LLP OPINION]

A-1